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                                                                    EXHIBIT 23.3

                     CONSENT OF PRICEWATERHOUSECOOPERS LLP

    We hereby consent to the use in this Registration Statement on Form S-4 of Austins Steaks & Saloon, Inc. of our report dated March 6, 1998 relating to the consolidated financial statements at and for the year ended December 31, 1997 which appear in Austins Steaks & Saloon, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1998. We also consent to the references to us under the headings "Experts" and "Selected Historical Consolidated Financial Information" in such Registration Statement.

                                          PRICEWATERHOUSECOOPERS LLP

Omaha, Nebraska


May 28, 1999